SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): December 20, 1996
                        Commission File Number: 0-25386


                         FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                              87-0504461
     (State or other jurisdiction of           (IRS Employer
     incorporation or organization)            Identification No.)



        3006 HIGHLAND DRIVE
             SUITE 206
       SALT LAKE CITY, UTAH                         84106
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, including Area Code:
                             (801) 486-5555



                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

-----------------------------------------------------------------------------
                             ITEM 5.  OTHER EVENTS
-----------------------------------------------------------------------------

     On December 20, 1996, the Minister of Environmental Protection, Natural Resources and Forestry of Poland awarded FX Energy, Inc., announced exclusive oil and gas exploration and exploitation rights to eight concession blocks totaling approximately 2 million acres. The concession is located in southeastern Poland near the city of Lublin, and will be held by FX Energy's Polish subsidiary, Lubex Petroleum Company.

     FX Energy plans to form a strategic alliance with an industry partner to explore the Lublin Concession. FX Energy will begin reinterpreting and reprocessing existing data from the concession area immediately and expects to conduct a multi-well drilling program in 1997.

     FX Energy will have access to existing data from in and around the concession blocks including more than 3,000 kilometers of seismic data and logs of all wells previously drilled in the concession area, none of which resulted in commercial production. The nearest known hydrocarbon discoveries, located 15 to 30 kilometers east of the concession, include two gas accumulations (Ciecierzyn, discovered in 1984 and Melglew, discovered in 1991) and an oil accumulation (Stezyca, discovered in 1994). Potential source rocks in the concession area include Ordovician, Silurian, upper Devonian, and Carboniferous; potential reservoir rocks include Cambrian, Devonian, and Carboniferous sandstones as well as Devonian carbonates.

     FX Energy also provided a status report on the Orneta #1 well, the FX Energy's first test well of its 2.4 million are concession in the Warmia region, southeast of Gdansk in northern Poland. Drilling has been delayed approximately 45 days (the location had to be moved approximately 150 meters for better ground drainage, which required re-permitting). FX Energy now anticipates rig move-on to start about mid-January with an expected spud date at the end of January.
The Polish government concessionary authority has acknowledged that FX Energy has satisfied its 1996 performance requirements. The Orneta #1 is operated by Warmia Petroleum company, a subsidiary of FX Energy.

     FX Energy also is conducting an exploration study in the Carpathian region of southern Poland in partnership with the Polish National Oil and Gas Company.

     FX produces oil from fields in Montana and Nevada and is actively pursuing other oil and gas opportunities in Poland and the western United States.



----------------------------------------------------------------------------
                                   SIGNATURES
----------------------------------------------------------------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 1996        FX Energy, Inc.


                                By: /s/ David N. Pierce, President